SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                RSI SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                 ANNUAL MEETING


                                RSI SYSTEMS, INC.
                          5555 West 78th Street Suite F
                             Edina, Minnesota 55439




TO THE SHAREHOLDERS OF RSI SYSTEMS, INC.:

         You are cordially invited to attend our Annual Meeting of Shareholders to be held on November 19, 1998, at 3:30 p.m., local time, at the Radisson Plaza Hotel in Minneapolis, Minnesota.

         The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed. Also enclosed is the Company's Annual Report to Shareholders for fiscal year 1998.

         Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.

                                         Very truly yours,



                                         Donald C. Lies
                                         Chairman of the Board


October 16, 1998






                          PLEASE SIGN, DATE AND RETURN
                        THE ENCLOSED PROXY CARD PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION.

                                RSI SYSTEMS, INC.
                          5555 West 78th Street Suite F
                             Edina, Minnesota 55439

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 19, 1998

                          ----------------------------

TO THE SHAREHOLDERS OF RSI SYSTEMS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of RSI Systems, Inc. (the "Company") will be held on November 19, 1998, at 3:30 p.m., local time, at the Radisson Plaza Hotel in Minneapolis, Minnesota for the following purposes:

         1. To elect a Board of Directors to serve a one year term or until their respective successors are elected and qualified;

         2. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by 600,000 shares.

         3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the Company for the year ending June 30, 1999.

         4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         The close of business on October 6, 1998 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

                                         By Order of the Board of Directors,


                                         Donald C. Lies
                                         CHAIRMAN OF THE BOARD

October 16, 1998

--------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY CARD IN THE REPLY ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                                RSI SYSTEMS, INC.
                          5555 West 78th Street Suite F
                             Edina, Minnesota 55439

                               -------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 19, 1998


                                  INTRODUCTION

         The Annual Meeting of Shareholders (the "Annual Meeting") of RSI Systems, Inc. (the "Company") will be held on November 19, 1998, at 3:30 p.m., local time, at the Radisson Plaza Hotel in Minneapolis, Minnesota, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will be mailed to shareholders on October 16, 1998.

                                VOTING OF SHARES

         Only holders of Common Stock of record at the close of business on October 6, 1998 will be entitled to vote at the Annual Meeting. On October 6, 1998, the Company had 6,663,531 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required for a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

         Except for the election of directors to the Board of Directors, all other proposals that may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote, either in person or by proxy, on that matter. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote, either in person or by proxy. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Share represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

                              ELECTION OF DIRECTORS

NOMINATION

         The Restated Bylaws of the Company provide that the number of directors shall be not less than three or more than seven, as may be designated by the Board of Directors from time to time. The Board of Directors (the "Board") has set its size at four and has nominated the individuals set forth below to serve as directors of the Company for a one year term or until their successors have been elected and qualified. All of the nominees are members of the current Board. Byron G. Shaffer, also a current board member, is not standing for reelection.

         The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

NAME OF NOMINEES      AGE    PRINCIPAL OCCUPATION                 DIRECTOR SINCE
----------------      ---    --------------------                 --------------

Donald C. Lies         50    Chief Executive Officer and          July 1996
                             President of the Company

Richard F. Craven      55    Private Investor                     December 1993

David W. Stassen       46    Private Investor                     June 1995

Manfred P Haiderer     58    President and V.P., U.S.A.           February 1998
                             Operations, Richards-Wilcox, Inc.

         DONALD C. LIES became President, Chief Executive Officer and a director of the Company on July 1, 1996. Before joining the Company, Mr. Lies founded CHORUS Marketing Group in May of 1989 and served as its President until June of 1996. CHORUS specialized in both reengineering of management, marketing and sales processes for a variety of office and factory automation systems manufacturers and service providers. From 1987 to 1989, Mr. Lies served as the Vice President of Marketing and Sales for Com Squared Systems, a computer software design, manufacturing and reselling company. From 1985 to 1987, Mr. Lies was director of Scanning Products Marketing for commercial products at National Computer Systems. Prior to that, Mr. Lies served as General Manager and Vice President for Norstan, Inc. in its information systems division for five years. Before joining Norstan, Mr. Lies was in sales for the office systems group of IBM. Mr. Lies is the brother-in-law of David W. Stassen who is also a director of the Company.

         RICHARD F. CRAVEN, a founder of the Company, has served as a director since its inception in December 1993. Mr. Craven is a private investor and has been involved as a manager, owner and developer in several real estate ventures. He has been a licensed real estate broker and a licensed insurance agent since 1965. Mr. Craven is also a director of VideoLabs, Inc.

         DAVID W. STASSEN was elected as a director of the Company in June 1995. He is currently a private investor and previously served as President and Chief Executive Officer of Spine-Tech, Inc., a manufacturer of spinal implants, since June 1992 and as a director since June 1991. From January 1990 until June 1992, Mr. Stassen served as Executive Vice President of St. Paul Venture Capital, Inc. He is also a director of Avecor Cardiovascular, Inc., a medical products company. Mr. Stassen is the brother-in-law of Donald C. Lies who is the Chief Executive Officer, President and a director of the Company.

         MANFRED D. HAIDERER was elected as a director of the Company in February 1998. Mr. Haiderer has served as President and V.P., U.S.A. Operations for Richards-Wilcox Inc., a manufacturer of office and material handling products since 1990. Prior to that, Mr. Haiderer was President and CEO of Baker Material Handling Corporation.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board of Directors, which held six meetings during fiscal 1998. All directors' terms will expire at the 1998 Annual Meeting of Shareholders.

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, which consists of Messrs. Stassen, Shaffer, Craven and Haiderer, supervises the financial affairs of the Company and generally reviews the results and scope of the audit and other services provided by the Company's independent accountants and reports the results of their review to the full Board and to the Company's management. The audit committee held one meeting during fiscal year 1998. The Compensation Committee, which consists of Messrs. Stassen, Shaffer, Craven and Haiderer, has general responsibility for management of compensation matters, including recommendations to the Board of Directors on compensation arrangements for officers and incentive compensation for employees of the Company. The Compensation Committee held one meeting during fiscal year 1998. All of the directors of the Company attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

DIRECTOR COMPENSATION

         The Board of Directors of the Company has established the following compensation policies for directors of the Company. Non-employee directors receive $100 for each meeting attended. Also, under the Company's 1994 Stock Plan as amended, each non-employee director is granted, upon election to the Board, an option to purchase 20,000 shares of Common Stock, exercisable at fair market value on the date of grant and vesting in equal increments of 25% every three months and expiring ten years from the date of grant. After the first year a non-employee director is elected to the Board, such non-employee director if reelected will also receive annually, at the time of the Annual Meeting of Shareholders, an option to purchase 5,000 shares of Common Stock exercisable at fair market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. Existing employee directors receive no additional compensation for serving as directors.

          PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of October 6, 1998, the number of shares of the Company's Common Stock beneficially owned by: (i) each director of the Company; (ii) the Chief Executive Officer and other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 1998 (the Named Executive Officers); (iii) each shareholder who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and dispositive power over such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such group or person. The address for all directors and officers of the Company is 5555 West 78th Street, Suite F, Edina, MN 55439.

                                            NUMBER OF SHARES
NAME                                       BENEFICIALLY OWNED   OWNED PERCENTAGE
----                                       ------------------   ----------------

Donald C. Lies...........................       396,658 (1)            5.7
Richard F. Craven........................       993,000 (2)           14.5
Byron G. Shaffer.........................       374,000 (3)            5.6
David W. Stassen.........................        75,000 (4)            1.1
Manfred D. Haiderer......................        20,000 (5)              *
Marti D. Miller..........................        41,667 (6)              *
All Current Executive Officers and
Directors as a Group (6 persons).........     1,900,325 (7)           25.8

Aaron Boxer Revocable Trust..............       495,888 (8)            7.5
Perkins Capital Management...............       499,550 (8)            7.5

--------------------

*        Indicates ownership of less than 1%.

(1) Includes 348,333 shares which may be acquired within 60 days upon the exercise of stock options.

(2) Includes (i) 176,500 shares which may be acquired within 60 days upon the exercise of stock options and warrants and (ii) 45,000 shares owned by Mr. Craven's three children.

(3) Includes (i) 67,500 shares which may be acquired within 60 days upon the exercise of stock options and warrants and (ii) 8000 shares owned by Mr. Shaffer's four children.

(4) Includes 35,000 shares which may be acquired within 60 days upon the exercise of stock options.

(5) Includes 20,000 shares which may be acquired within 60 days upon the exercise of stock options.

(6) Includes 41,667 shares which may be acquired within 60 days upon the exercise of stock options.

(7) Includes 689,000 shares which may be acquired within 60 days upon the exercise of stock options and warrants.

(8)      Based on information as of December 31, 1997

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company for services rendered for the years ended June 30, 1996, 1997 and 1998 to (i) all persons who served as the Chief Executive Officer of the Company during fiscal year 1998 and (ii) the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal year 1998 (the "Named Executive Officers"). Other than those individuals listed below, no executive officer of the Company received cash compensation of more than $100,000 in fiscal year 1998.

                           SUMMARY COMPENSATION TABLE

                                                             RESTRICTED                  ALL OTHER
  NAME AND PRINCIPAL       FISCAL     ANNUAL COMPENSATION      STOCK       UNDERLYING   COMPENSATION
        POSITION            YEAR     SALARY($)    BONUS($)     AWARDS      OPTIONS(#)        $
        --------            ----     ---------    --------     ------      ----------       ---
Donald C. Lies              1997     150,000         0        200,000(1)     215,000        7,800
CHIEF EXECUTIVE OFFICER     1998     171,693         0              0        200,000        7,800
AND PRESIDENT

Marti D. Miller             1996      85,538         0              0         20,000            0
VICE PRESIDENT,             1997      96,000         0              0         40,000            0
ENGINEERING                 1998     107,723         0              0         20,000            0


(1) On July 1, 1996, the Company granted Donald C. Lies 25,000 shares of restricted common stock vesting in equal increments of 25% of such shares at each interval of six months from July 1, 1996, so long as Mr. Lies remains employed by the Company. On June 30, 1998, Mr. Lies owned 18,750 shares of the restricted stock and had unvested interest in 6,250 shares of the restricted stock pursuant to the agreement, with an aggregate value of $68,750 based on the June 30, 1998, closing bid price of the Company's Common Stock of $2.750 per share.

OPTION GRANTS AND EXERCISES

         The tables below set forth information about the stock options held by the Named Executive Officers and the potential realizable value of the options held by such person on June 30, 1998. No stock options were exercised by the Named Executive Officers of the Company during fiscal year 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                      NUMBER OF SECURITIES     % OF TOTAL OPTIONS
                           UNDERLYING          GRANTED TO EMPLOYEES     EXERCISE
       NAME           OPTIONS GRANTED(#)(1)    IN FISCAL YEAR 1998    PRICE ($/sh)     EXPIRATION DATE
       ----           ---------------------    -------------------    ------------     ---------------
Donald C. Lies             200,000(2)                 45.1%               2.81        September 1, 2007
CHIEF EXECUTIVE
OFFICER AND
PRESIDENT

Marti D. Miller             20,000(3)                  4.5%               2.81        September 1, 2007
VICE PRESIDENT,
ENGINEERING


--------------------

(1) During fiscal year 1998, options to acquire an aggregate of 443,500 shares of Common Stock were granted to all employees and options to acquire 120,000 shares of Common Stock were granted to non-employee directors and other non-employees.
(2) 200,000 options were granted to Mr. Lies on September 2, 1997 and 100,000 were vested and exercisable on the date of the grant. 50,000 options became vested and exercisable on June 30, 1998 and the remaining 50,000 options become vested and exercisable on June 30, 1999.
(3) 20,000 options were granted to Mr. Miller on September 2, 1997. The options become vested and exercisable in three equal installments commencing one year after the date of the grant.


       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

                        SHARES                                                      VALUE OF UNEXERCISED
                       ACQUIRED                     NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                     ON EXERCISE     VALUE       OPTIONS AT JUNE 30, 1998(#)     AT JUNE 30, 1998($)(1)
       NAME              (#)       REALIZED($)    EXERCISABLE UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
       ----              ---       -----------    ----------- -------------     ----------- -------------
Donald C. Lies            0              0          320,833        94,167         142,291        27,084
CHIEF EXECUTIVE
OFFICER AND
PRESIDENT

Marti D. Miller           0              0           30,000        50,000          32,500        32,500
VICE PRESIDENT,
ENGINEERING


--------------------

(1) Based on the June 30, 1998, closing bid price of the Company's Common Stock of $2.750 per share.

EMPLOYMENT AGREEMENTS

         The Company and Donald C. Lies entered into an employment agreement, dated as of July 1, 1996, which provides that Mr. Lies will receive the following: (i) an annual salary of $150,000; (ii) a grant of 25,000 shares of restricted Common Stock vesting in equal increments of 25% of such shares at each interval of six months from the effective date of Mr. Lies employment, so long as Mr. Lies remains employed by the Company; (iii) a grant of options to purchase 110,000 shares of Common Stock at $8.00 per share, vesting in equal increments of 25% of such options at each interval of six months from July 1, 1996, so long as Mr. Lies remains employed by the Company; and (iv) an automobile allowance of $650 per month. In October, 1997, Mr. Lies's annual salary was increased to $180,000. In addition to the foregoing, Mr. Lies is entitled to all other benefits available generally to employees of the Company, including vacation and health benefits.

COMPENSATION OF DIRECTORS

         The Board of Directors of the Company has established the following compensation policies for non-employee directors of the Company. Non-employee directors receive $100 for each meeting attended. Also, under the Company's 1994 Stock Plan, each non-employee director is granted, upon election to the Board, an option to purchase 20,000 shares of Common Stock, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. After the year of election, each non-employee director will also receive annually an option to purchase 5,000 shares of Common Stock exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. On February 6, 1998 options to acquire 20,000 shares of the Company's Common Stock were granted to non-employee directors, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. Directors who are employees of the Company receive no additional compensation for serving as directors.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Richard F. Craven, a director of the Company, is the father-in-law of the owner/partner of Pointe Design, which is a Minneapolis, Minnesota based company that designs and prints advertising and other marketing tools. The Company has used Pointe Design's services to print marketing brochures and other advertising media. Net purchases by the Company from Pointe Design totaled $108,405, $97,500 and $28,661 during fiscal year 1998, 1997 and 1996 respectively. The Company believes its transactions with Pointe Design have been on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

         In connection with the private offering of the Company's Common Stock in January 1998, certain members of the Board of Directors of the Company purchased a total of 297,725 shares of the Company's Common Stock.

                      PROPOSAL TO AMEND THE 1994 STOCK PLAN

INTRODUCTION

         In November 1994, the Board adopted the RSI Systems, Inc. 1994 Stock Plan (the 1994 Plan), which was approved by the Company's shareholders in February 1995. An aggregate of 120,000 shares of the Company's Common Stock was initially reserved for issuance under the 1994 Plan. In 1995, the Board amended the 1994 Plan, which amendments were approved by the shareholders, to increase the number of shares of Common Stock reserved for issuance under the 1994 Plan to 400,000 shares. In February 1997, the Board again amended the 1994 Plan, which amendments were approved by the shareholders, to increase the maximum number of shares authorized to be issued under the 1994 Plan from 400,000 shares to 600,000 shares. In October 1997, the Board again amended the 1994 Plan, which amendment was approved by the shareholders, to increase the maximum number of shares authorized to be issued under the 1994 Plan from 600,00 to 900,000 shares. In October 1998, the Board again amended the 1994 Plan, subject to shareholders approval, to increase the maximum number of shares authorized to be issued under the 1994 Plan from 900,000 to 1,500,000 shares.

         The purpose of the 1994 Plan is to enable the Company to retain and attract executives and other key employees, non-employee directors and consultants who contribute to the Company's success by rewarding them with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in the Company's long-term success and growth. Along with the proposed amendments the major features of the 1994 Plan are summarized below, which summary is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which may be obtained from the Company.

AMENDMENT

         In addition to the shares of Common Stock directly reserved for issuance under the 1994 Plan, the 1994 Plan also provides that if any shares which have been optioned cease to be subject to stock options, or if any shares subject to any restricted stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the 1994 Plan. As of October 6, 1998, options were outstanding under the 1994 Plan to purchase an aggregate of 675,000 shares. The proposed amendment to the 1994 Plan, if adopted by the Company's Shareholders would increase the number of shares reserved for issuance under the 1994 Plan by 600,000 shares, thus permitting the Company to continue the operation of the 1994 Plan for the benefit of new participants and to allow additional awards to current participants. If this amendment is approved, 825,000 shares of Common Stock will be available for future grants (in addition to any other shares which are contributed to the 1994 Plan from unexercised stock options and forfeited or terminated awards). The Company anticipates that it will issue additional options in the future to the extent that a sufficient number of shares are reserved for issuance under the 1994 Plan.

SUMMARY OF THE 1994 PLAN

         GENERAL. The 1994 Plan permits the granting of awards to eligible employees of: (i) stock options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options to purchase Common Stock that do not qualify as such Incentive Options, and thus constitute non-qualified stock options ("Non-Qualified Options") (Incentive Options and Non-Qualified Options are collectively referred to as "Options"); and (iii) restricted stock awards ("Restricted Stock Awards") (Options and Restricted Stock Awards are collectively referred to as "Awards"). Eligible employees under the 1994 Plan include executive officers, other key employees, non-employee directors, consultants and other persons having a contractual relationship with the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company.

         The 1994 Plan is administered by the Compensation Committee, which selects the eligible employees to be granted Awards under the 1994 Plan, determines the type of Award and the amount of the grants to the participants, and determines the discretionary terms and conditions of any Award granted under the 1994 Plan. The

Compensation Committee may delegate to officers of the Company the authority to select employees for Awards who are not officers of the Company.

         The 1994 Plan provides that no Incentive Option shall be granted under the 1994 Plan after October 31, 2004. The Compensation Committee determines the period for which Options shall be exercisable, but in no event may an Incentive Option be exercisable more than ten years after the date the option is granted or five years after the date of grant if the grantee of such an Incentive Option is a person who owns, or is deemed to own, more than 10% of the combined voting power of all classes of stock of the Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to shareholders, appropriate adjustments will be made by the Compensation Committee to: (i) the number of shares reserved for issuance under the 1994 Plan, (ii) the number and exercise price of shares subject to outstanding Options granted under the 1994 Plan; and (iii) the number of shares subject to Restricted Stock Awards granted under the 1994 Plan.

         The Board may amend or discontinue the 1994 Plan, but no amendment or discontinuation shall be made which would impair the rights of a holder of an Award without such holder's consent, or which would without the approval of the stockholders of the Company, cause the 1994 Plan to no longer comply with appropriate securities or other laws. The Compensation Committee may amend the terms of any Award granted, but no such amendment shall impair the rights of any holder without his or her consent, except to the extent authorized under the 1994 Plan.

         OPTIONS. Options are exercisable at such time or times as determined by the Compensation Committee at or after the date of grant, and may be exercised in whole or in part (as determined by the Compensation Committee) at any time during the option period by giving notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for Options shall be determined by the Compensation Committee at the date of grant. In no event, however, shall the exercise price per share under an Incentive Option be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date of grant of the Option. If an Incentive Option is granted to a person who owns, or is deemed to own, 10% of the combined voting power of all classes of stock of the Company, the exercise price shall be no less than 110% of the Fair Market Value (as defined below) of Common Stock on the date the Option is granted. The Fair Market Value of the Company's Common Stock on a given date is determined by the Compensation Committee in accordance with the applicable Treasury Department regulations under Section 422 of the Code with respect to "Incentive Stock Options." Notwithstanding any other provisions of the 1994 Plan to the contrary, the aggregate Fair Market Value of Common Stock with respect to any Incentive Option exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         AUTOMATIC OPTION GRANT TO NON-EMPLOYEE DIRECTORS. Each non-employee director shall, as of the date he or she is first elected to the Board, automatically be granted a Non-Qualified Option to purchase 20,000 shares of Common Stock at an exercise price per share equal to 100% of the Fair Market Value of a share of stock on such date. The term of such Non-Qualified Option shall be ten years, which shall not expire upon the termination of service as a director. Such Non-Qualified Option shall be exercisable in equal increments of 25% of the total shares subject to the option every three-month period during a period of one year following the date of grant. After a non-employee director is first elected to the Board, such non-employee director will also receive at the time of the Annual Meeting of Shareholders each year, an option to purchase 5,000 shares of Common Stock, at an exercise price equal to 100% of the Fair Market Value of a share of Common Stock on such date.

         Payment of an option exercise price may be made either by certified or bank check, or in any other form of legal consideration deemed sufficient by the Compensation Committee and consistent with the 1994 Plan's purpose and applicable law, including promissory notes and unrestricted stock already owned by the optionee. Options may not be transferred other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, provide for one or more of the following: (i) acceleration of the vesting of any outstanding Options; (ii) termination of the 1994 Plan and cancellation of all outstanding Options not exercised prior to a specified date (which date shall give optionees a reasonable period of time in which to exercise vested Options prior to the effectiveness of any sale, merger, exchange, consolidation or liquidation) or (iii) continuation of the 1994 Plan and assumption of the Options by the surviving corporation.

         RESTRICTED STOCK AWARDS. Restricted Stock Awards are grants to participants of shares of Common Stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the Compensation Committee during which the participant must remain continuously employed by the Company. If, before the expiration of this period, the participant ceases to be an employee for any reason other than death, retirement or disability, or in the event of an unforeseeable emergency of a participant still in service of the Company, and the Compensation Committee finding that a waiver of the restrictions would be in the best interest of the Company, then the shares received pursuant to the Restricted Stock Award shall be forfeited to the Company. Unless otherwise specifically provided, holders of Restricted Stock Awards shall have all the rights of a shareholder of the Company, including the right to vote the shares and to receive any dividends.

         The recipient of a Restricted Stock Award shall not be permitted to sell, transfer, pledge or assign shares awarded under the 1994 Plan for a period set by the Compensation Committee. In no event, however, shall the restriction period be less than one year. Notwithstanding the foregoing, all restrictions with respect to any participant's shares of a Restricted Stock Award shall lapse on the date determined by the Compensation Committee, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy; (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding stock of the Company.

         EFFECT OF TERMINATION OF EMPLOYMENT. If a participant's employment or other service with the Company is terminated by reason of death, disability or retirement, each Option granted to such participant will remain exercisable to the extent then exercisable for six months after such termination of employment or until the expiration of the stated term of the Option, whichever is shorter. In the event of termination by reason of retirement or disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Option. If a participant's employment terminates for any other reason, the Options shall thereupon terminate, except that, if the optionee is involuntary terminated without cause by the Company, the Option may be exercised to the extent that it was exercisable at such termination date for the lesser of three months (or a shorter or longer period as the Compensation Committee may specify at the time of the grant) or the balance of the Option's term.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an Award.

         INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an Incentive Option under the 1994 Plan. The exercise by a participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         If the participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the exercise price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

         If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares, exceeds the exercise price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         NON-QUALIFIED OPTIONS. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Qualified Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise.

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

         RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a Restricted Stock Award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

         A participant who does not make a Section 83(b) election within 30 days of the transfer of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

         EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options, or the vesting of Restricted Stock Awards, upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

AWARDS UNDER THE 1994 PLAN

         As of the date of this Proxy Statement, the Compensation Committee has not approved any awards under the 1994 Plan in excess of the number of shares currently available for issuance under the 1994 Plan. Neither the number nor types of future 1994 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

BOARD OF DIRECTORS RECOMMENDATION

         The Board recommends that the shareholders vote FOR the approval of the proposed amendment to the 1994 Plan. The affirmative vote of the holders of a majority of shares of Common Stock of the Company entitled to vote, present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the proposed amendments to the 1994 Plan.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has appointed KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending June 30, 1999. Although it is not required to do so, the Board wishes to submit the selection of KPMG Peat Marwick LLP to the shareholders for ratification. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board recommends a vote FOR ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending June 30, 1999. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of KPMG Peat Marwick LLP.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before June 12, 1999.

                                 OTHER BUSINESS

         The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                        SECTION 16(a) OF THE EXCHANGE ACT
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Company's Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on review of the copies of such reports furnished to the Company, and based on written representations by such persons that no other reports were required, during the year ended June 30, 1998, none of the Company's directors, officers or beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the forms required by
Section 16 of the Exchange Act.

                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 1998 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF OCTOBER 6, 1998, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO, 5555 WEST 78TH STREET, SUITE F, EDINA, MN 55439;
ATTN: SHAREHOLDER INFORMATION.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         Donald C. Lies
                                         CHAIRMAN OF THE BOARD


Minneapolis, Minnesota
October 16, 1998

                                RSI SYSTEMS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby appoints Richard F. Craven and Donald C. Lies, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of RSI Systems, Inc. held of record by the undersigned on October 6, 1998, at the Annual Meeting of Shareholders to be held on November 19, 1998 at 3:30 p.m., or any adjournment, thereof.

1.  ELECTION OF DIRECTORS.

    [ ] FOR all nominees listed below      [ ] AGAINST all nominees listed below
        (except as marked to the contrary
        below)

    (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

    DONALD C. LIES    RICHARD F. CRAVEN    ELIM SHAFFER    DAVID W. STASSEN
                               MANFRED D. HAIDERER

2. PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 600,000.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN



                             (CONTINUED ON THE BACK)

                           (CONTINUED FROM THE FRONT)


3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: October 16, 1998
                                         ---------------------------------------
                                         Signature



                                         ---------------------------------------
                                         Signature if held jointly


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.